Exhibit 21.1
SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED
TransDigm Inc. is a 100% owned subsidiary of TransDigm Group Incorporated
TransDigm Inc. owns directly or indirectly the following subsidiaries:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
1711 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
Adams Rite Aerospace GmbH	Germany
Advanced Inflatable Products Limited	United Kingdom
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Air-Sea Survival Equipment Trustee Limited	England
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems Canada Ltd.	Ontario, Canada
Airborne Systems Group Limited	United Kingdom
Airborne Systems Holdings Limited	United Kingdom
Airborne Systems Limited	United Kingdom
Airborne Systems NA, Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
Airborne Systems Pension Trust Limited	United Kingdom
Airborne UK Acquisition Limited	United Kingdom
Airborne UK Parent Limited	United Kingdom
Aircraft Materials Limited	United Kingdom
Air-Sea Survival Equipment Trustee Limited	United Kingdom
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Bridport Ltd.	United Kingdom
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
ARA Deutschland GmbH	Germany
ARA Holding GmbH	Germany
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Auxitrol SAS	France
Auxitrol Weston Mexico, S. de R.L. de C.V.	Mexico

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Auxitrol Weston Singapore Pte. Ltd.	Singapore
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AVISTA, Incorporated	Wisconsin
AvtechTyee, Inc.	Washington
Beta Transformer Mexico, S. de R.L. de C.V.	Mexico
Beta Transformer Technology Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	United Kingdom
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace, Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
CMC Electronics Aurora LLC	Delaware
CMC Electronics Inc.	Quebec, Canada
CMC Electronics ME Inc.	Quebec, Canada
Darchem Engineering Limited	United Kingdom
Darchem Holdings Limited	United Kingdom
Data Device Corporation	Delaware
DDC Electronics K.K.	Japan
DDC Electronics Ltd.	United Kingdom
DDC Electronics Private Limited	India
DDC Electronique, S.A.R.L.	France
DDC Elektronik, GmbH	Germany
Dukes Aerospace, Inc.	Delaware
Edlaw Limited	United Kingdom
Electromech Technologies LLC	Delaware
Elektro-Metall Export GmbH	Germany
Elektro-Metall Paks KFT	Hungary
EST Defence Company UK Limited	United Kingdom
Esterline Acquisition Ltd	United Kingdom
Esterline do Brasil Assessoria e Intermediação Ltda	Brazil
Esterline Europe Company LLC	Delaware
Esterline Foreign Sales Corporation	US Virgin Islands
Esterline International Company	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Esterline Mexico, S. de R.L. de C.V.	Mexico
Esterline Services China Ltd.	China
Esterline Technologies Acquisition Ltd	United Kingdom
Esterline Technologies Corporation	Delaware
Esterline Technologies Europe Limited	United Kingdom
Esterline Technologies France Holding SAS	France
Esterline Technologies French Acquisition Limited	United Kingdom
Esterline Technologies Global Limited	United Kingdom
Esterline Technologies Holdings Limited	United Kingdom
Esterline Technologies Management France SAS	France
Esterline Technologies SGIP, LLC	Delaware
Esterline Technologies Unlimited	United Kingdom
Extant Components Group Holdings, Inc.	Delaware
Extant Components Group Intermediate, Inc.	Delaware
GQ Parachutes Limited	United Kingdom
Guizhou Leach-Tianyi Aviation Electrical Company Ltd	China
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Hytek Finishes Co.	Delaware
ILC Holdings, Inc.	Delaware
Irvin Aerospace Limited	United Kingdom
IrvinGQ France SAS	France
IrvinGQ Limited	United Kingdom
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Jupiter SAS	France
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Kunshan Shield Restraint Systems, Ltd.	China
Leach Holding Corporation	Delaware
Leach International Asia-Pacific Ltd	Hong Kong
Leach International Corporation	Delaware
Leach International Europe S.A.S.	France
Leach International Germany GmbH	Germany
Leach International Mexico S. de R. L. de C. V.	Mexico
Leach International UK Ltd	United Kingdom
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
McKechnie Aerospace (Europe) Ltd.	United Kingdom
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace DE, LP	United Kingdom
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamoros S.A. de C.V.	Mexico
Militair Aviation, Ltd.	United Kingdom
NMC Group, Inc.	California
Nordisk Asia Pacific Limited	Hong Kong
Nordisk Asia Pacific Pte Ltd	Singapore
Nordisk Aviation Products (Kunshan) Ltd.	China
Nordisk Aviation Products AS	Norway
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas Corp.	Delaware
Norwich Aero Products Inc.	New York
Palomar Products, Inc.	Delaware
Pascall Electronics Limited	United Kingdom
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Pressure Systems International Ltd	United Kingdom
Racal Acoustics Limited	United Kingdom
Racal Acoustics, Inc.	Delaware
Rancho TransTechnology Corporation	California
Retainers, Inc.	New Jersey
Schneller Asia Pte. Ltd.	Singapore
Schneller LLC	Delaware
Schneller S.A.R.L.	France
ScioTeq bvba	Belgium
ScioTeq LLC	Delaware
ScioTeq Ltd.	Israel
ScioTeq Pte. Ltd.	Singapore
ScioTeq SAS	France
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Shield Restraint Systems Ltd.	United Kingdom
Signal Processing Matamoros S.A. de C.V.	Mexico
Skandia, Inc.	Illinois
Skurka Aerospace, Inc.	Delaware
SSP Industries	California
Symetrics Industries, LLC	Florida
Symetrics Technology Group, LLC	Florida
TA Aerospace Co.	California
TA Mfg Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Tactair Fluid Controls, Inc.	New York
TDG ESL Holdings Inc.	Delaware
TDG France Ultimate Parent SAS	France
TDG Germany GmbH	Germany
TEAC Aerospace Holdings, Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware
Technical Airborne Components Industries SPRL	Belgium
Telair International AB	Sweden
Telair International GmbH	Germany
Telair International LLC	Delaware
Telair International Services PTE Ltd	Singapore
Telair US LLC	Delaware
Texas Rotronics, Inc.	Texas
TransDigm (Barbados) SRL	Barbados
TransDigm Canada ULC	Quebec, Canada
TransDigm European Holdings Limited	United Kingdom
TransDigm Ireland Ltd.	Ireland
TransDigm Receivables LLC	Delaware
TransDigm Technologies India Private Limited	India
TransDigm UK Holdings plc	United Kingdom
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Transicoil LLC	Delaware
TREALITY SVS LLC	Delaware
TTERUSA, Inc.	New Jersey
Wallop Industries Limited	United Kingdom
Weston Aerospace Ltd	United Kingdom
Whippany Actuation Systems, LLC	Delaware
XCEL Power Systems Ltd.	United Kingdom
Young & Franklin Inc.	New York